Exhibit 4.5

Registration Rights Agreement

Dated As of November 4, 2011

by and among

ATLANTIC POWER CORPORATION,
THE GUARANTORS LISTED ON SCHEDULE A HERETO

and

MORGAN STANLEY & CO. LLC
TD SECURITIES (USA) LLC

as Representatives of the several Initial Purchasers

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 4, 2011 by and among ATLANTIC POWER CORPORATION, a British Columbia corporation (the “Company”), each of the guarantors listed in Schedule A attached hereto (the “Guarantors”), and MORGAN STANLEY & CO. LLC and TD SECURITIES (USA) LLC as the representatives (the “Representatives”) of the several initial purchasers (collectively, the “Initial Purchasers”) listed on Schedule I to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated as of October 26, 2011, by and among the Company, the Guarantors and the Representatives (the “Purchase Agreement”), which provides for, among other things, the sale by the Company to the Initial Purchasers of an aggregate of $460,000,000 principal amount of the Company’s 9% Senior Notes due 2018 (the “Notes”).  The Notes are issued under an indenture, dated as of the date hereof between the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”) (the “Indenture”).  Pursuant to the Purchase Agreement and the Indenture, the Guarantors are required to guarantee (collectively, the “Guarantees”) the Issuer’s obligations under the Notes and the Indenture.  References to the “Securities” shall mean, collectively, the Notes and, when issued, the Guarantees.  References to the “Issuer” refer to the Company.  In order to induce the Representatives to enter into the Purchase Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement for the benefit of the Representatives and any subsequent holder or holders of the Securities.  The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligations under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.                                       Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Closing Date” shall mean the date of this Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

“Exchange Offer” shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.  For the avoidance of doubt, all guarantors in respect of the Securities (regardless of whether each such person is a Guarantor on the date hereof) shall be included as registrants in any Exchange Offer Registration Statement.

“Exchange Period” shall have the meaning set forth in Section 2.1 hereof.

“Exchange Securities” shall mean the 9% Senior Notes due 2018, issued by the Company under the Indenture containing terms identical to the Securities in all material respects (except that the additional interest rate, restrictions on transfers and restrictive legends provisions thereof shall be eliminated), to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the 1933 Act) prepared by or on behalf of the Issuer (or any of its agents or representatives) or used or referred to by the Issuer (or any of its agents or representatives) in connection with the sale of the Securities or the Exchange Securities.

“Holder” shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

“Indenture” shall have the meaning set forth in the preamble.

“Initial Purchaser” or “Initial Purchasers” shall have the meaning set forth in the preamble.

“Issuer” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, the Guarantors and any other guarantors of the Securities or any Affiliate (as defined in the Indenture) of the Company or the Guarantors (or any other guarantor of the Securities) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

“Participating Broker-Dealer” shall mean any of Morgan Stanley & Co. LLC and TD Securities (USA) LLC and any other broker-dealer, in each case, which makes a market in the Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided, however, that Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been exchanged or disposed of pursuant to such Registration Statement, (ii) such Securities shall have ceased to be outstanding or (iii) the Exchange Offer is consummated (except in the case of Securities purchased from the Issuer and continued to be held by the Initial Purchasers that are ineligible to be exchanged in the Exchange Offer).

“Registration Expenses” shall mean any and all expenses incident to or incurred in connection with the performance by the Issuer of, or compliance by the Issuer with, this Agreement, including without limitation:  (i) all SEC, stock exchange or Financial Industry Regulatory Authority (“FINRA”) registration and filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of FINRA, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of FINRA (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with FINRA), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Issuer and of the independent public accountants of the Issuer, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one special counsel (and any reasonably requested local counsel) representing the Holders of Registrable Securities (which counsel shall be elected by the Majority Holders and which counsel may also be the counsel for the Initial Purchasers), (ix) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities (provided that such fees and disbursements shall be reasonably acceptable to the Company) and (x) the fees and expenses of any special experts retained by the Issuer in connection with any Shelf Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Issuer which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Representatives” shall have the meaning set forth in the preamble.

“SEC” shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

“Shelf Registration” shall mean a registration effected pursuant to Section 2.2 hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuer pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.  For the avoidance of doubt, all guarantors in respect of the Securities (regardless of whether each such person is a Guarantor on the date hereof) shall be included as registrants in any Shelf Registration Statement.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

2.                                       Registration Under the 1933 Act.

2.1.                              Exchange Offer.  Unless the Exchange Offer would not be permitted by applicable SEC rules, regulations or policies, the Issuer and the Guarantors shall, for the benefit of the Holders, at the Issuer’s cost, use their commercially reasonable efforts to (A) prepare and file with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities, of a like principal amount of Exchange Securities (B) cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act at the earliest possible time after the filing thereof, (C) keep the Exchange Offer Registration Statement effective until, subject to Section 3(f)(C), the closing of the Exchange Offer and (D) cause the Exchange Offer to be consummated not later than 270 days after the date hereof, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Issuer within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Company for its own account, (c) acquired the Exchange Securities in the ordinary course of such Holder’s business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

In connection with the Exchange Offer, the Issuer shall:

(a)                                  mail as promptly as reasonably practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)                                 keep the Exchange Offer open for acceptance for a period of not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);

(c)                                  utilize the services of the Depositary for the Exchange Offer;

(d)                                 permit Holders to withdraw tendered Registrable Securities at any time prior to 5:00 p.m. (Eastern time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, facsimile transmission, other electronic transmission such as a PDF, or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder’s election to have such Securities exchanged;

(e)                                  notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

(f)                                    otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

A Holder that wishes to exchange Registrable Securities in the Exchange Offer shall be required (a) to represent that (i) all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and (ii) at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities and (b) make such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations.

If such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, such broker-dealer will be required to acknowledge that it will deliver a Prospectus in connection with any resale of the Exchange Securities (and the Issuer hereby agrees and undertake to provide any such broker-dealer with such number of Prospectuses as such broker-dealer may reasonably request for such purpose).

The Exchange Securities shall be issued under the Indenture which shall be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and shall provide that the Exchange Securities shall not be subject to the transfer restrictions or “Additional Interest” provisions set forth in the Indenture.  The Indenture or such indenture shall provide that the Exchange Securities and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter.

As soon as reasonably practicable after the close of the Exchange Offer, the Issuer shall:

(i)                           accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

(ii)                        deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(iii)                     cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance.  The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Issuer’s judgment, would reasonably be expected to impair the ability of the Issuer to proceed with the Exchange Offer and may also include other conditions customarily included in exchange offers of this type.

2.2.                              Shelf Registration.  (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Issuer is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason the Exchange Offer is not consummated on or prior to 270 days after the date hereof, (iii) upon the request of any of the Initial Purchasers that hold Securities or (iv) if a Holder is not permitted to participate in the Exchange Offer or does not receive fully tradable Exchange Securities pursuant to the Exchange Offer, then in case of each of clauses (i) through (iv) the Issuer and the Guarantors shall, at their cost:

(a)                                  (i) Use their commercially reasonable efforts to file as promptly as practicable with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time and (ii) thereafter use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as possible by the SEC, but no later than 270 days after the date hereof.

(b)                                 Use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date hereof, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities (the “Effectiveness Period”).

(c)                                  Notwithstanding any other provisions hereof, use their commercially reasonable efforts to ensure that (i) any Shelf Registration Statement and any amend ment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

The Issuer agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

2.3.                              Expenses.  The Issuer and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2.  Notwithstanding anything to the contrary herein, each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

2.4.                              Effectiveness.  An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it becomes or has been declared effective by the SEC; provided, however, that if, after it becomes or has been declared effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

2.5.                              Additional Interest.  The Indenture executed in connection with the Securities will provide that in the event that (a) the Exchange Offer is not consummated on or prior to the 270th day following the date hereof (b) the Issuer and the Guarantors are required to file a  Shelf Registration Statement and such Shelf Registration Statement does not become or is not declared effective by the SEC on or prior to 270 days after the date hereof, or (c) the Shelf Registration Statement becomes or is declared effective but thereafter ceases to be effective or usable in connection with resales of Registrable Securities for more than 120 days in the aggregate in any twelve month period (each such event referred to in clauses (a) through (c) above, a “Registration Default”), the interest rate borne by the Securities shall be increased (“Additional Interest”) by 0.25% per annum for the 90-day period (or portion thereof) beginning on the day immediately following such Registration Default (or in the case of clause (c), the day immediately following the 120th day that such Shelf Registration Statement ceases to be effective or usable in the applicable twelve-month period), which rate will increase by

0.25% per annum at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the interest rate will in no event exceed 0.50% per annum.  Upon the earlier of the date on which all Registration Defaults have been cured and November 4, 2012, the accrual of Additional Interest will cease and the interest rate will revert to the original rate.  The Company will not be obligated to pay Additional Interest in respect of more than one default at a time.  In the case of a Registration Default under clause (c) of this paragraph, Additional Interest shall be computed based on the actual number of days elapsed in each 120-day period or 90-day period, as the case may be, in which the Shelf Registration Statement is not effective or unusable.

The Issuer shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”).  Additional Interest will be payable in cash.  The Additional Interest due shall be payable on each interest payment date to the record Holder of Registrable Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture.  Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

3.                                       Registration Procedures.

In connection with the obligations of the Issuer with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Issuer shall:

(a)                                  prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Issuer, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act, and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b)                                 prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period;

(c)                                  in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities for which the Issuer has information, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities (for the avoidance of doubt, any such supplement or amendment electronically filed with the SEC on the EDGAR system shall be deemed furnished to the Holders of Registrable Securities); and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in accordance with applicable law in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto, except during periods when the Issuer has given a notice described in any of clauses (iii) - (vii) of Section 3(e) hereof;

(d)                                 use their commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request by the time the applicable Registration Statement becomes or is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that none of the Issuer or any of its subsidiaries shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not then so qualified or would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(e)                                  notify promptly each Holder of Registrable Securities under a Shelf Registration for which the Issuer has information, or any Participating Broker-Dealer who has notified the Issuer that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below, and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, be tween the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Issuer contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects (or, in the case of any representation or warranty that by its terms is qualified by reference to materiality, a material adverse effect or any term or concept of similar import, such representation or warranty ceases to be true in all respects), (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Issuer that a post-effective amendment to such Registration Statement would be appropriate;

(f)                                    (A)  in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” which section shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Issuer the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the Prospectus forming part of the Exchange Offer Registration Statement (and in any transmittal letter or similar document to be executed by an exchange offerree in order to participate in the Exchange Offer):  (x) the following provision:

“If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer”; and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

(B)                                to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Issuer (to the extent customary for such a transaction) shall use its commercially reasonable efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be one of the Initial Purchasers, unless it elects not to act as such representative) only one, if any, “cold comfort” letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below; and

(C)                                to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Issuer shall use its commercially reasonable efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 90 days following the closing of the Exchange Offer;

(g)                                 in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(h)                                 make commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

(i)                                     in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy (or one electronically reproducible conformed copy) of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

(j)                                     in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

(k)                                  in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, as promptly as practicable after the occurrence of such an event, use their commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified.  At such time as such public disclosure is otherwise made or the Issuer determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Issuer agrees as promptly as practicable to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(l)                                     in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers on behalf of such Holders; and make representatives of the Issuer, as shall be reasonably requested by the Holders of Registrable Securities, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

(m)                               obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

(n)                                 (i)  cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(o)                                 in the case of a Shelf Registration, enter into an underwriting agree ment if requested by the Holders aggregating at least 20% of the aggregate principal amount of the Registrable Securities to be sold in such underwritten offering and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

(i)                           to the extent practicable, make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers and guarantors to Holders or underwriters, as the case may be, in similar underwritten offerings as may be reasonably requested by them;

(ii)                        in the case of an underwritten offering and if requested by any Holder or Holders of Securities being sold, obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder (to the extent customary) and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(iii)                     in the case of an underwritten offering, obtain “cold comfort” letters and updates thereof from the Issuer’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings;

(iv)                    if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

(v)                       deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Shelf Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting agreement as and to the extent required thereunder;

(p)                                 in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Registrable Securities, any lead managing underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing, at reasonable times and in a reasonable manner, all financial and other records, pertinent corporate documents and properties of the Issuer and the Guarantors reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Issuer to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Issuer available for discussion of such documents as shall be reasonably requested by the Initial Purchasers (subject to customary confidentiality agreements);

(q)                                 in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchasers, to counsel for the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, counsel for the Holders of Registrable Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, counsel to the Holders of Registrable Securities or any underwriter shall reasonably object, and make the representatives of the Issuer available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, counsel for the Holders of Registrable Securities or any underwriter.

(r)                                    in the case of a Shelf Registration, use its commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Issuer are then listed if reasonably requested by the Majority Holders, or if reasonably requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(s)                                  in the case of a Shelf Registration, use their commercially reasonable efforts to cause the Registrable Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(t)                                    otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, a consolidated earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

(u)                                 reasonably cooperate and assist in any filings required to be made with FINRA; and

(v)                                 upon consummation of an Exchange Offer, obtain a customary opinion of counsel to the Issuer addressed to the Trustee as so may be required under the Indenture.

In the case of a Shelf Registration Statement, the Issuer may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Issuer such information regarding the Holder (including, without limitation, a customary selling holder questionnaire) and the proposed distribution by such Holder of such Registrable Securities as the Issuer may from time to time reasonably request in writing.  The Holder shall furnish such information within fifteen calendar days of the Issuer’s written request, and shall as promptly as practicable notify the Company of any subsequent changes to such information provided to the Company by the Holder.

In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Issuer, such Holder will deliver to the Issuer (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

In the event that the Issuer fails to effect the Exchange Offer or file any Shelf Registration Statement and maintain the effectiveness of any Shelf Registration Statement as provided herein, the Issuer shall not file any Registration Statement with respect to any securities (within the meaning of Section 2(1) of the 1933 Act) of the Issuer, other than Registrable

Securities, until such Exchange Offer has been effected or such Shelf Registration Statement has been filed or become effective, as the case may be.

If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be acceptable to the Issuer.  No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.  Unless the Issuer consents, no more than one underwritten offering may be done hereunder.

4.                                       Indemnification; Contribution.

(a)                                  The Issuer and the Guarantors agree jointly and severally to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, officers, directors, partners, employees, representatives and agents of each Participating Broker Dealer and each Person, if any, who controls any Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or any Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Issuer; and

(iii)                     against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by any Holder, or through any Initial Purchaser, expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(b)                                 Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Issuer, the Guarantors, the Initial Purchasers and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Issuer, a Guarantor, the Initial Purchasers or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) or any Free Writing Prospectus in reliance upon and in conformity with written information with respect to such Holder furnished to the Issuer by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto) or such Free Writing Prospectus; provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

(c)                                  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  An indemnifying party may participate at its own expense in the defense of such action; provided, however, that if named parties in such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying party or parties be liable for the reasonable fees and expenses of more than one counsel (in addition to any reasonably requested local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  If the indemnification provided for in this Section 4 is for any reason unavailable to an indemnified party (other than by reason of exceptions provided in this Section 4) or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Issuer and the Guarantors on the one hand and the Holders and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Issuer and the Guarantors on the one hand and the Holders and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer and/or the Guarantors, the Holders or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer, the Guarantors, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Holders and/or Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 4, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discount received by it in connection with its purchase of the Securities exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Issuer or any Guarantor, and each Person, if any, who controls the Issuer or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer or such Guarantor, as applicable.  The Initial Purchasers’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint.

5.                                       Miscellaneous.

5.1.                              Rule 144A.  If the Issuer ceases to be required to file reports under the 1934 Act, the Issuer covenants that it will upon the request of any Holder of Registrable Securities (a) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (b) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or any similar rules or regulations hereafter adopted by the SEC.  Upon the reasonable request of any Holder of Registrable Securities, the Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements.

5.2.                              No Inconsistent Agreements.  Neither the Issuer nor any Guarantor has entered into, and neither the Issuer nor any Guarantor will after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Issuer’s or any Guarantor’s other issued and outstanding securities under any such agreements.

5.3.                              Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

5.4.                              Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier, other electronic transmission such as a PDF or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Issuer by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Issuer or any Guarantor, initially at the Issuer’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied or sent by other electronic transmission such as a PDF; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

5.5.                              Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

5.6.                              Third Party Beneficiaries.  The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.  Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

5.7.                              Specific Enforcement.  Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuer acknowledges that any failure by the Issuer to comply with its obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer’s obligations under Sections 2.1 through 2.4 hereof.

5.8.                              Restriction on Resales.  Until the expiration of one year after the original issuance of the Securities and the Guarantees, the Issuer and the Guarantors will not, and will cause their “affiliates” (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities that are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them, except pursuant to a registered offering and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

5.9.                              Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.10.                        Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.11.                        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

5.12.                        Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATLANTIC POWER CORPORATION

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President and Chief Executive Officer

GUARANTORS

Atlantic Power Generation, Inc.
Atlantic Power Holdings, Inc.
Atlantic Power Transmission, Inc.
Atlantic Auburndale, LLC
Atlantic Cadillac Holdings, LLC
Atlantic Idaho Wind C, LLC
Atlantic Idaho Wind Holdings, LLC
Atlantic Piedmont Holdings, LLC
Atlantic Power Services, LLC
Atlantic Power Services Canada GP Inc.
Atlantic Renewables Holdings, LLC
Auburndale GP, LLC
Auburndale LP, LLC
Badger Power Generation I LLC
Badger Power Generation II LLC
Baker Lake Hydro LLC
Epsilon Power Funding, LLC
Harbor Capital Holdings, LLC
NCP Dade Power LLC
NCP Gem LLC
NCP Lake Power LLC
NCP Pasco LLC
Olympia Hydro LLC
Orlando Power Generation I LLC
Orlando Power Generation II LLC
Teton East Coast Generation LLC
Teton New Lake, LLC
Teton Operating Services, LLC
Teton Power Funding, LLC
Teton Selkirk LLC

By:	/s/ Barry E. Welch
Name:	Barry E. Welch
Title:	President

Atlantic Power Services Canada LP

By:	Atlantic Power Services Canada GP Inc.,
its general partner

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

Badger Power Associates, L.P.

By:	Teton Power Funding, LLC, its general partner

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

By:	Badger Power Generation I LLC,
its general partner

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

Dade Investment, L.P.

By:	NCP Dade Power, LLC, its general partner

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

Lake Cogen, Ltd.

By:	NCP Lake Power LLC, its general partner

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

Lake Investment, L.P.

By:	NCP Lake Power LLC, its general partner

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

Pasco Cogen, Ltd.

By:	NCP Dade Power LLC, its general partner

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

Confirmed and accepted as
  of the date first above
  written:

MORGAN STANLEY & CO. LLC
TD SECURITIES (USA) LLC
Each for Itself and as Representative of the several Initial Purchasers

By:	MORGAN STANLEY & CO. LLC

By:	/s/ William Graham
	Name:	William Graham
	Title:	Authorized Signatory

By:		TD SECURITIES (USA) LLC

By:	/s/ William Balassone
	Name:	William Balassone
	Title:	Managing Director

Schedule A

Guarantors

Atlantic Auburndale, LLC
Atlantic Cadillac Holdings, LLC
Atlantic Idaho Wind C, LLC
Atlantic Idaho Wind Holdings, LLC
Atlantic Piedmont Holdings, LLC
Atlantic Power Services, LLC
Atlantic Power Services Canada GP Inc.
Atlantic Power Services Canada LP
Atlantic Power Generation, Inc.
Atlantic Power Holdings, Inc.
Atlantic Power Transmission, Inc.
Atlantic Renewables Holdings, LLC
Auburndale GP, LLC
Auburndale LP, LLC
Badger Power Associates, L.P.
Badger Power Generation I, LLC
Badger Power Generation II, LLC
Baker Lake Hydro LLC
Dade Investment, L.P.
Epsilon Power Funding, LLC
Harbor Capital Holdings, LLC
Lake Cogen, Ltd.
Lake Investment, L.P.
NCP Dade Power LLC
NCP Gem LLC
NCP Lake Power LLC
NCP Pasco LLC
Olympia Hydro LLC
Orlando Power Generation I LLC
Orlando Power Generation II LLC
Pasco Cogen, Ltd.
Teton East Coast Generation LLC
Teton New Lake, LLC
Teton Operating Services, LLC
Teton Power Fundng, LLC
Teton Selkirk LLC

Form of Joinder Agreement

WHEREAS, Atlantic Power Corporation, a British Columbia corporation (“Atlantic Power”), and the Initial Purchasers (as defined in the Registration Rights Agreement referenced below) heretofore executed and delivered a Registration Rights Agreement, dated as of November 4, 2011 (the “Registration Rights Agreement”), providing for the registration rights with respect to the Registrable Securities (as defined therein); and

WHEREAS, in connection therewith, Capital Power Income L.P., a corporation organized under the laws of Ontario (the “Company”), and each Guarantor (as defined in the Registration Rights Agreement) that was originally not a party thereto have agreed to join in the Registration Rights Agreement pursuant to this agreement (this “Joinder Agreement”) on the date hereof.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.

NOW, THEREFORE, the Company and each Guarantor hereby agree for the benefit of the Initial Purchasers, as follows:

1.             Joinder.  Each of the undersigned hereby acknowledges that it has received a copy of the Registration Rights Agreement and acknowledges and agrees with the Initial Purchasers that by its execution and delivery hereof it shall (i) join and become a party to the Registration Rights Agreement; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements applicable to such party as set forth in and in accordance with the terms of the Registration Rights Agreement; and (iii) perform all obligations and duties as required of it in accordance with the Registration Rights Agreement.

2.             Representations and Warranties and Agreements of the Company and the Guarantors.  Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transaction contemplated hereby and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

3.             Counterparts.  This Joinder Agreement may be executed in two or more counterparts each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

4.             Amendments.  No amendment, modification or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties thereto.

5.             Headings.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Joinder Agreement.

6.             CONSTRUCTION.  THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

CAPITAL POWER INCOME L.P.

By:
Name:
Title:

CPI INCOME SERVICES LTD.

By:
Name:
Title:

CPI POWER (US) GP

By:
Name:
Title:

CURTIS PALMER LLC

By:
Name:
Title: